August 4, 2003



The Bank of New York
One Wall Street
New York, NY  10286

Re:      JOHN HANCOCK SERIES TRUST
           John Hancock Mid Cap Equity Fund

Dear Sirs:

         John Hancock Series Trust (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies The Bank of New York (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, effective August 4, 2003.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


THE BANK OF NEW YORK                     JOHN HANCOCK SERIES TRUST on behalf
                                         of John Hancock Mid Cap Equity Fund



By: /s/Edward G. McGann                 By:  /s/Maureen R. Ford
    -------------------                      ------------------
    Name:  Edward G. McGann                  Name: Maureen R. Ford
    Title:  Vice President                   Title: Chairman, President, and CEO



Attest:  /s/Mary Jean Milner             Attest:  /s/Carmen Pellissier
         -------------------                      --------------------
         Mary Jean Milner                         Carmen Pellissier


s\funds\series\MidCapEquity\Mid Cap Equity Custodian Agt Amd